Exhibit 99.1

Star Gas Partners, L.P. Reports Fiscal 2008 Fourth Quarter and Year-End Results

STAMFORD, Conn.--(BUSINESS WIRE)--December 10, 2008--Star Gas Partners, L.P. (the “Partnership” or “Star”) (NYSE: SGU), a home energy distributor and services provider specializing in heating oil, today announced financial results for its fiscal 2008 fourth quarter and the twelve-month period ended September 30, 2008.

Three months ended September 30, 2008 compared to three months ended September 30, 2007

The Partnership reported a 20.5 percent increase in total revenue to $165.8 million, as an increase in home heating oil selling prices was partially offset by a decline in home heating oil volume. Home heating oil volume declined by 2.7 million gallons to 22.7 million gallons due to the elimination of low margin/unprofitable commercial accounts, conservation and net customer attrition.

Total gross profit increased $10.4 million due to higher home heating oil gross profit margins and an improvement in service profitability.

Operating income decreased $59.7 million to a loss of $89.7 million, as an unfavorable $70.1 million non-cash change in the fair value of derivatives was partially offset by a $10.4 million increase in gross profit. Operating expenses were unchanged at $49.9 million.

The net loss increased $58.8 million to $91.9 million, due largely to the increase in the non-cash change in the fair value of derivatives.

The Adjusted EBITDA loss decreased $9.5 million to $12.0 million, as the impact of higher per gallon margins and an improvement in service profitability more than offset the decline in home heating oil volume. Adjusted EBITDA is a non-GAAP financial measure (see below reconciliation) that should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations), but provides additional information for evaluating the Partnership’s ability to make the Minimum Quarterly Distribution. The Partnership is not required to begin accruing the Minimum Quarterly Distribution until February 2009, for the quarter ending December 31, 2008.

Star Gas Partners Chief Executive Officer, Daniel P. Donovan, stated, “Last quarter we discussed the challenges of operating our business in the face of tremendous recent heating oil price volatility – mostly to the upside, with wholesale prices increasing approximately $2.00 per gallon over a twelve-month time-frame. Since then, ironically, we have had the challenges of the opposite effect – extreme volatility to the downside, with prices falling approximately 60 percent since mid-summer.

“Despite the extreme price movements in both directions, I’m pleased to note that our entire organization has done an excellent job of pulling together and helping us manage through this time of unprecedented volatility. From Star’s customer service representatives to our hard-working field personnel, all have been focused on offering our valued customers the highest quality service,” stated Mr. Donovan.

Fiscal year ended September 30, 2008 compared to fiscal year ended September 30, 2007

The Partnership reported a 21.8 percent increase in total revenue to $1.5 billion, as an increase in home heating oil selling prices was reduced by a decrease in home heating oil volume. Home heating oil volume decreased by 25.5 million gallons to 351.1 million gallons, as the additional volume provided by acquisitions was more than offset by the effects of net customer attrition, conservation, slightly warmer temperatures and other factors.

Operating income decreased $51.8 million to $3.3 million, due to an unfavorable non-cash change in the fair value of derivative instruments of $41.2 million and an increase in total operating expenses (including depreciation, amortization) of $10.6 million. Operating expenses rose largely due to an increase in the reserve for doubtful accounts ($6.2 million), the additional expenses associated with stand-alone acquisitions and the absence of a weather insurance benefit. During fiscal 2007, the Partnership recorded a benefit of $4.3 million under its weather insurance contract due to warmer than normal temperatures during the weather insurance contract period. The Partnership did not record any benefit under its weather insurance contract in fiscal 2008.

Net income declined $51.6 million to a loss of $13.4 million.

Adjusted EBITDA decreased $12.9 million to $55.5 million, as the additional EBITDA provided from acquisitions and higher per gallon home heating oil margins was more than offset by the reduction in EBITDA attributable to the impacts of the decline in home heating oil volume, higher bad debt expense and the absence of any weather insurance benefits.

Mr. Donovan, concluded, “Looking back at fiscal 2008, we once again achieved a reduction in Star’s net customer attrition level, lowering it to 4.4 percent, compared to 5.0 percent in fiscal 2007. To help offset the loss of customers, we have continued to focus on making selective, opportunistic acquisitions that meet management’s strict criteria. Accordingly, over the past 12 months we acquired eight home heating oil dealers, plus a home security business, adding an approximate 9,500 additional customers.”

REMINDER: Star Gas management will host a free webcast open to the general public and a conference call on December 11, 2008 at 11:00 a.m. (ET). The webcast is available at http://www.star-gas.com/MediaList.cfm. The conference call dial-in is 212/231-2925.

Star Gas Partners, L.P., is the nation's largest retail distributor of home heating oil. Additional information is available by obtaining the Partnership’s SEC filings at www.sec.gov and by visiting Star’s website at www.star-gas.com where unitholders may request a hard copy of Star’s complete audited financial statements free of charge.

Forward Looking Information

This news release includes "forward-looking statements" which represent the Partnership's expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the effect of weather conditions on our financial performance; the price and supply of home heating oil; the consumption patterns of our customers; our ability to obtain satisfactory gross profit margins; our ability to obtain new customers and retain existing customers; our ability to make strategic acquisitions; the impact of litigation; the continuing residual impact of the business process redesign project and our ability to address issues related to that project; our ability to contract for our current and future supply needs; natural gas conversions; future union relations and the outcome of current and future union negotiations; the impact of future environmental, health and safety regulations; the ability to attract and retain employees; customer creditworthiness; counterparty creditworthiness; marketing plans; and general economic conditions. All statements other than statements of historical facts included in this news release are forward-looking statements. Without limiting the foregoing, the words “believe,” “anticipate,” “plan,” “expect,” “seek,” “estimate” and similar expressions are intended to identify forward-looking statements. Although the Partnership believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct and actual results may differ materially from those projected as a result of certain risks and uncertainties. Important factors that could cause actual results to differ materially from the Partnership's expectations ("Cautionary Statements") are disclosed in this news release and in the Partnership's Annual Report on Form 10-K for the year ended September 30, 2008, including without limitation and in conjunction with the forward-looking statements included in this news release. All subsequent written and oral forward-looking statements attributable to the Partnership or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Partnership undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	Years Ended September 30,
(in thousands)	2008	2007

ASSETS
Current assets
Cash and cash equivalents	$178,808	$112,886
Receivables, net of allowance of $10,821 and $7,645, respectively	95,691	78,923
Inventories	44,759	85,968
Fair asset value of derivative instruments	7,452	14,510
Prepaid expenses and other current assets	17,589	28,216
Total current assets	344,299	320,503

Property and equipment, net	38,829	41,721
Long-term portion of accounts receivables	634	1,362
Goodwill	182,011	181,496
Intangibles, net	30,861	48,468
Deferred charges and other assets, net	8,799	8,554
Total assets	$605,433	$602,104

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable	$16,887	$18,797
Fair liability value of derivative instruments	7,188	5,312
Accrued expenses and other current liabilities	64,670	65,444
Unearned service contract revenue	39,085	37,219
Customer credit balances	85,408	71,109
Total current liabilities	213,238	197,881

Long-term debt	173,752	173,941
Other long-term liabilities	18,466	13,951

Partners’ capital
Common unitholders	219,544	232,895
General partner	(186)	(129)
Accumulated other comprehensive income (loss)	(19,381)	(16,435)
Total partners’ capital	199,977	216,331
Total liabilities and partners’ capital	$605,433	$602,104

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(in thousands, except per unit data)	2008	2007	2008	2007

Sales:
Product	$119,765	$94,381	$1,353,950	$1,088,610
Installations and service	46,031	43,174	189,143	178,565
Total sales	165,796	137,555	1,543,093	1,267,175
Cost and expenses:
Cost of product	95,887	74,848	1,081,312	804,928
Cost of installations and service	38,224	41,465	176,537	176,947
(Increase) decrease in the fair value of derivative instruments	71,450	1,340	25,467	(15,664)
Delivery and branch expenses	40,140	38,912	212,125	197,829
Depreciation and amortization expenses	6,211	7,073	26,784	28,995
General and administrative expenses	3,580	3,892	17,563	19,029
Operating income (loss)	(89,696)	(29,975)	3,305	55,111
Interest expense	(4,781)	(5,167)	(20,691)	(20,448)
Interest income	1,899	2,597	6,883	8,923
Amortization of debt issuance costs	(592)	(570)	(2,339)	(2,282)
Income (loss) from continuing operations before income taxes	(93,170)	(33,115)	(12,842)	41,304
Income tax expense (benefit)	(1,261)	(1,090)	566	2,002
Income (loss) from continuing operations	(91,909)	(32,025)	(13,408)	39,302
Loss on sale of discontinued operations, net of income taxes	-	(1,061)	-	(1,061)
Net income (loss)	$(91,909)	$(33,086)	$(13,408)	$38,241
General Partner’s interest in net income (loss)	(393)	(141)	(57)	164
Limited Partners’ interest in net income (loss)	$(91,516)	$(32,945)	$(13,351)	$38,077

Basic and diluted income (loss) per Limited Partner Unit:
Continuing operations	$(1.21)	$(0.42)	$(0.18)	$0.51
Loss on sale of discontinued operations	-	(0.01)	-	(0.01)
Net income (loss)	$(1.21)	$(0.43)	$(0.18)	$0.50

Basic and diluted weighted average number of Limited Partner
units outstanding:	75,774	75,774	75,774	75,774

SUPPLEMENTAL INFORMATION

Earnings (loss) from continuing operations before net interest expense, taxes, depreciation and amortization from continuing operations (EBITDA).

The Partnership uses EBITDA and adjusted EBITDA as measures of liquidity and they are being included because the Partnership believes that they provide investors and industry analysts with additional information to evaluate the Partnership's ability to pay quarterly distributions. EBITDA and adjusted EBITDA are not recognized terms under generally accepted accounting principles ("GAAP") and should not be considered as an alternative to net income/(loss) or net cash provided by/(used in) operating activities determined in accordance with GAAP. Because EBITDA and adjusted EBITDA as determined by the Partnership excludes some, but not all of the items that affect net income/(loss), it may not be comparable to EBITDA and adjusted EBITDA or similarly titled measures used by other companies. The following tables set forth (i) the calculation of EBITDA and adjusted EBITDA and (ii) a reconciliation of EBITDA and adjusted EBITDA, as so calculated, to cash provided by/(used in) operating activities.

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(unaudited)

	Three Months Ended September 30,
(in thousands)	2008	2007

Loss from continuing operations	$(91,909)	$(32,025)
Plus:
Income tax benefit	(1,261)	(1,090)
Amortization of debt issuance cost	592	570
Interest expense, net	2,882	2,570
Depreciation and amortization	6,211	7,073
EBITDA from continuing operations	(83,485)	(22,902)

Decrease in the fair value of derivative instruments	71,450	1,340
Adjusted EBITDA (a)	(12,035)	(21,562)

Add / (subtract)
Income tax expense	1,261	1,090
Interest expense, net	(2,882)	(2,570)
Provision for losses on accounts receivable	973	263
Decrease in accounts receivables	55,974	33,437
(Increase) decrease in inventories	10,473	(25,193)
Increase in customer credit balances	52,350	25,393
Change in other operating assets and liabilities	(16,214)	(15,224)
Net cash provided by (used in) operating activities	$89,900	$(4,366)

Home heating oil gallons sold	22,652	25,383

(a) Adjusted EBITDA is calculated as earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges. Management believes the presentation of this measure is relevant and useful because it allows investors to view the Partnership’s performance in a manner similar to the method management uses, and makes it easier to compare its results with other companies that have different financing and capital structures. In addition, this measure is consistent with the manner in which the Partnership’s debt covenants in its material debt agreements are calculated and investors measure its overall performance and liquidity, including its ability to pay quarterly equity distributions, service its long-term debt and other fixed obligations and fund its capital expenditures and working capital requirements. This method of calculating Adjusted EBITDA may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

SUPPLEMENTAL INFORMATION

Earnings (loss) from continuing operations before net interest expense, taxes, depreciation and amortization from continuing operations (EBITDA).

The Partnership uses EBITDA and adjusted EBITDA as measures of liquidity and they are being included because the Partnership believes that they provide investors and industry analysts with additional information to evaluate the Partnership's ability to pay quarterly distributions. EBITDA and adjusted EBITDA are not recognized terms under generally accepted accounting principles ("GAAP") and should not be considered as an alternative to net income/(loss) or net cash provided by/(used in) operating activities determined in accordance with GAAP. Because EBITDA and adjusted EBITDA as determined by the Partnership excludes some, but not all of the items that affect net income/(loss), it may not be comparable to EBITDA and adjusted EBITDA or similarly titled measures used by other companies. The following tables set forth (i) the calculation of EBITDA and adjusted EBITDA and (ii) a reconciliation of EBITDA and adjusted EBITDA, as so calculated, to cash provided by/(used in) operating activities.

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(unaudited)

	Fiscal Year Ended September 30,
(in thousands)	2008	2007

Income (loss) from continuing operations	$(13,408)	$39,302
Plus:
Income tax expense	566	2,002
Amortization of debt issuance cost	2,339	2,282
Interest expense, net	13,808	11,525
Depreciation and amortization	26,784	28,995
EBITDA from continuing operations	30,089	84,106

(Increase) / decrease in the fair value of derivative instruments	25,467	(15,664)
Adjusted EBITDA (a)	55,556	68,442

Add / (subtract)
Income tax expense	(566)	(2,002)
Interest expense, net	(13,808)	(11,525)
Provision for losses on accounts receivable	11,961	5,726
(Increase) decrease in accounts receivables	(28,002)	5,761
(Increase) decrease in inventories	41,368	(8,222)
Increase (decrease) in customer credit balances	13,390	(3,724)
Change in other operating assets and liabilities	(8,344)	(3,341)
Net cash provided by (used in) operating activities	$71,555	$51,115

Home heating oil gallons sold	351,128	376,645

(a) Adjusted EBITDA is calculated as earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges. Management believes the presentation of this measure is relevant and useful because it allows investors to view the Partnership’s performance in a manner similar to the method management uses, and makes it easier to compare its results with other companies that have different financing and capital structures. In addition, this measure is consistent with the manner in which the Partnership’s debt covenants in its material debt agreements are calculated and investors measure its overall performance and liquidity, including its ability to pay quarterly equity distributions, service its long-term debt and other fixed obligations and fund its capital expenditures and working capital requirements. This method of calculating Adjusted EBITDA may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

CONTACT:
Star Gas Partners
Investor Relations
203-328-7310
or
Jaffoni & Collins Incorporated
Robert Rinderman, Norberto Aja
212-835-8500
SGU@jcir.com